                                                                  EXHIBIT (J)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A of our report dated February 9, 2000, relating to the financial statements and financial highlights of the Eaton Vance Balanced Fund (the "Fund") and of our report dated February 9, 2000, relating to the financial statements and supplementary data of the
Balanced Portfolio, which appear in the December 31, 1999 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
April 24, 2000